Exhibit 99.2

PROXY

L Q CORPORATION, INC.
888 Seventh Avenue, 17th Floor
New York, NY 10024

This proxy is solicited on behalf of the board of directors for the special meeting of stockholders to be held on [___________], 2007.

        The undersigned hereby appoints Sebastian Cassetta and Melvyn Brunt, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all of the common shares of L Q Corporation, Inc., held of record by the undersigned at the close of business on [_________], 2007, at the special meeting of stockholders to be held at Kramer Levin Naftalis & Frankel LLP located at 1177 Avenue of the Americas, New York, NY 10036, at [____] [_].m. Eastern Daylight Time on [_______], 2007, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, and in accordance with the instructions given by the undersigned on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his or her discretion. The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of the Notice of Special Meeting of Stockholders and the joint proxy statement/prospectus relating to the special meeting.

        The shares represented by this proxy card shall be voted in accordance with the instructions given by the undersigned if the card is signed and returned. Each of the proxies is authorized to vote the shares in his or her discretion on any other matter that may properly come before the meeting. If no direction is given, this proxy will be voted FOR each of the proposals unless a contrary specification is made. If the undersigned does not sign and return a proxy card or attend the annual meeting and vote by ballot, the shares will not be voted.

        Please mark your choices and sign the other side of the proxy card and return it promptly in the enclosed postage-paid envelope.

Your directors recommend a vote “FOR” all Proposals

	FOR	AGAINST	ABSTAIN
1.

Adopt the Amended and Restated Agreement and Plan of Merger, dated as of February 26, 2007, by and among Dynabazaar, Inc., L Q Merger Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Dynabazaar, and L Q Corporation, Inc. and to approve the transactions contemplated by the amended and restated merger agreement, including the merger of L Q Merger Corp. with and into L Q Corporation.

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In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting.

MARK HERE FOR ADDRESS CHANGE
AND NOTE NEW ADDRESS AT RIGHT:                                   |_|

        Your signature is required if you are using this proxy card to vote your shares. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. If you attend the Special Meeting in person and decide to vote by ballot, such vote will supersede this proxy.

Date: , 2007

______________________________ Signature of Stockholder Printed Name:

______________________________ Signature of Stockholder (if held jointly) Printed Name: